UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): July 2, 2013

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 2, 2013, José B. Alvarez notified Church & Dwight Co., Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”), effective immediately, due to scheduling conflicts. There were no disagreements between Mr. Alvarez and the Company on any matter relating to the Company’s operations, policies or practices.

The Board is divided into three classes, with the Directors in each class serving for a term of three years. Mr. Alvarez’s resignation reduces the number of Directors serving in the class expiring in 2014 to three: James R. Craigie (the Company’s Chairman and Chief Executive Officer), Rosina B. Dixon, M.D., and Robert D. LeBlanc. The Board will commence a process to identify a suitable candidate to replace Mr. Alvarez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: July 8, 2013	By:	/s/ Patrick D. de Maynadier
	Name:	Patrick D. de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary